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                                     EXHIBIT 23.6

                            Independent Auditor's Consent
                            -----------------------------

     We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated September 23, 1996 relating to the financial statements of MTA, Inc. as of December 31, 1995 and for the period from January 25, 1995 (date of incorporation) to December 31, 1995, appearing in U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 25, 1998. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/  Deloitte & Touche LLP
--------------------------
DELOITTE & TOUCHE LLP
Seattle, Washington
August 3, 1998